Exhibit 99.1

Globecomm Reports Fiscal 2014 First Quarter Financial Results

HAUPPAUGE, N.Y.—(BUSINESS WIRE)—November 1, 2013—Globecomm Systems Inc. (NASDAQ:GCOM), a leading communications solutions provider, today reported financial results for the fiscal 2014 first quarter ended September 30, 2013. Globecomm is reporting its financial results on a generally accepted accounting principles (GAAP) basis as well as adjusted EBITDA and adjusted diluted net income per common share, both non-GAAP financial measures, for which the Company provides detailed reconciliations on the attached tables. The following are highlights:

Revenues ($M)

	Q1 FY14	Q1 FY13	% Change
Services	$44.9	$47.2	(4.8)
Infrastructure solutions	12.3	34.0	(63.7)

Consolidated	$57.2	$81.2	(29.4)

GAAP Results ($M except EPS)

	Q1 FY14	Q1 FY13	% Change
Net income	$0.2	$2.7	(94.2)
Diluted EPS	$0.01	$0.12	(94.5)

Non-GAAP Results ($M except EPS)

	Q1 FY14	Q1 FY13	% Change
Adjusted EBITDA	$5.5	$8.0	(30.8)
Adjusted Diluted EPS	$0.04	$0.12	(67.4)

Fiscal Year 2014 First Quarter Results

Revenues for the Company’s fiscal 2014 first quarter decreased 29.4% to $57.2 million as compared to $81.2 million in the same period last year. Revenues from services decreased 4.8% to $44.9 million as compared to $47.2 million in the same period last year. The decrease in services revenues was primarily due to a decrease in our access services offering in the government marketplace due to the reduction of services in Afghanistan. Revenues from infrastructure solutions decreased by 63.7% to $12.3 million as compared to $34.0 million in the same period last year, primarily due to the timing of bookings and the achievement of revenue milestones under a major government program which contributed approximately $11.7 million in revenue in the three months ended September 30, 2012 and that carried lower than traditional infrastructure margins.

Net income for the Company’s fiscal 2014 first quarter decreased to $0.2 million or $0.01 of diluted net income per common share, as compared to net income of $2.7 million, or $0.12 of diluted net income per common share in the same period last year. Net income was negatively affected by transaction costs, related to the previously announced proposed merger transaction, of $1.2 million and a reduction in services revenue and margin. Adjusted EBITDA and Adjusted Diluted EPS for the first quarter of 2014, which excluded transaction costs, decreased as compared to the same period last year primarily due to a reduction in services revenue and margin.

The Proposed Merger Transaction

On August 26, 2013 the Company announced that an affiliate of Wasserstein & Co. has entered into a definitive merger agreement to acquire Globecomm for $14.15 per share in cash.

On October 21, 2013, the Company filed a notice of meeting and definitive Proxy Statement announcing the special meeting date of November 22, 2013 for Globecomm’s stockholders to consider adopting the merger agreement.

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure which represents net income before interest income, interest expense, provision for income taxes, depreciation, amortization expense, non-cash stock compensation expense and transaction costs. Globecomm believes this provides greater transparency by helping illustrate comparability between current and prior periods.

Adjusted EBITDA does not represent cash flows as defined by GAAP. Globecomm discloses adjusted EBITDA since it is a financial measure commonly used in its industry. Because adjusted EBITDA facilitates internal comparisons of our historical financial position and operating performance on a more consistent basis, the Company also uses adjusted EBITDA in measuring performance relative to that of our competitors and in evaluating acquisition opportunities. The Company’s management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions. Adjusted EBITDA is not meant to be considered a substitute or replacement for net income as prepared in accordance with GAAP. Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Reconciliation between GAAP net income and adjusted EBITDA is provided in a table immediately following the Condensed Consolidated Balance Sheets.

Reconciliation of adjusted diluted net income per common share excludes transaction costs, which is not in accordance with GAAP. However, Globecomm believes this measure provides greater transparency by helping illustrate comparability between current and prior periods. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. The Company’s management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions.

About Globecomm Systems

Globecomm Systems Inc. (“we”, “our”, “us” or “Globecomm”), is a leading global communications solutions provider. Employing our expertise in emerging communication technologies, including satellite and other transport mediums, we are able to offer a comprehensive suite of system integration, system products, and network services enabling a complete end-to-end solution for our customers. We believe our integrated approach of in-house design and engineering expertise combined with a world-class global network and our 24 by 7 network operating centers provides us a unique competitive advantage. We focus this value proposition in selective vertical markets, including government, wireless, media, enterprise and maritime. As a communications solutions provider we leverage our global network to provide customers managed access services to the United States Internet backbone, video content, the public switched telephone network or their corporate headquarters or government offices. We currently have customers for which we are providing these solutions in the United States, Europe, South America, Africa, the Middle East and Asia.

Based in Hauppauge, New York, Globecomm also maintains offices in Maryland, New Jersey, Virginia, the Netherlands, South Africa, Hong Kong, Germany, Singapore, the United Arab Emirates and Afghanistan.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Globecomm has filed proxy materials with the Securities and Exchange Commission, or the SEC relating to the solicitation of proxies to vote at a special meeting of stockholders to approve the proposed transaction. The definitive proxy statement was mailed to the stockholders of Globecomm. Stockholders of Globecomm are urged to read the proxy statement and other relevant materials when they become available, as they will contain important information about the proposed transaction. Stockholders may obtain a free copy of the proxy statement and any other relevant documents at the SEC’s web site at http://www.sec.gov. The definitive proxy statement and these other documents also are available on Globecomm’s website (http://www.globecomm.com) and may be obtained free of charge from Globecomm by directing a request to Globecomm Systems Inc., Attn: Corporate Secretary, 45 Oser Avenue, Hauppauge, NY 11788.

Globecomm and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from Globecomm’s stockholders in respect of the proposed transaction. Information about the directors and executive officers’ interests in Globecomm by security holdings or otherwise is set forth in the proxy statement.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding future performance, benefits of the proposed transaction, financing for the transaction and the completion of the transaction. These statements are based on the current expectations of the management of Globecomm. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, our actual results, performance or achievements may differ from those expressed or implied, conditions to the closing of the transaction may not be satisfied and the transaction may involve unexpected costs, unexpected liabilities or unexpected delays. Additional factors that may affect the future results of Globecomm are set forth in its Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and filed with the SEC on September 13, 2013, which is available at http://www.sec.gov. Unless required by law, Globecomm undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Globecomm Systems Inc.

For Globecomm Investor Relations information:

Matthew Byron, 631-457-1301

Senior Vice President, Corporate Office IR/M&A

ir@globecommsystems.com

or

Globecomm Systems Inc.

45 Oser Avenue

Hauppauge, NY 11788

Phone: 631-231-9800; Fax: 631-231-1557

Web: http://www.globecommsystems.com

-Financial tables follow-

Globecomm Systems Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,	September 30,
	2013	2012
Revenues from services	$44,920	$47,172
Revenues from infrastructure solutions	12,342	33,991

Total revenues	57,262	81,163

Costs and operating expenses:
Costs from services	31,378	32,004
Costs from infrastructure solutions	10,838	32,072
Selling and marketing	4,453	4,288
Research and development	1,012	953
General and administrative	9,351	7,695

Total costs and operating expenses	57,032	77,012

Income from operations	230	4,151

Interest income	96	85
Interest (expense)	(77)	(114)

Income before income taxes	249	4,122

Provision for income taxes	94	1,446

Net income	$155	$2,676

Basic net income per common share	$0.01	$0.12

Diluted net income per common share	$0.01	$0.12

Weighted-average shares used in the calculation of basic net income per common share	23,199	22,425

Weighted-average shares used in the calculation of diluted net income per common share	23,589	22,859

Globecomm Systems Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	June 30,
	2013	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$90,986	$87,286
Accounts receivable, net	49,701	58,426
Inventories	20,858	17,076
Prepaid expenses and other current assets	5,577	4,056
Deferred income taxes	4,254	4,309

Total current assets	171,376	171,153
Fixed assets, net	50,089	50,367
Goodwill	72,474	68,818
Intangibles, net	17,169	16,576
Other assets	1,517	1,327

Total assets	$312,625	$308,241

Liabilities and Stockholders’ Equity
Current liabilities	$45,453	$42,819
Other liabilities	111	111
Long term debt	6,950	8,475
Deferred income taxes	12,383	12,383
Total stockholders’ equity	247,728	244,453

Total liabilities and stockholders’ equity	$312,625	$308,241

Globecomm Systems Inc.

Reconciliation of Net Income to adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	September 30, 2013	September 30, 2012
Net income	$155	$2,676
Adjustments:
Interest (income)	(96)	(85)
Interest expense	77	114
Transaction costs	1,233	—
Provision for income taxes	94	1,446
Depreciation and amortization	3,225	2,973
Stock compensation expense	832	869

Adjusted EBITDA	$5,520	$7,993

Globecomm Systems Inc.

Reconciliation of adjusted diluted Net Income per common share

(In thousands)

(Unaudited)

	Three Months Ended
	September 30, 2013	September 30, 2012
Diluted net income per common share	$0.01	$0.12
Transaction costs	0.03	—

Adjusted diluted net income per common share	$0.04	$0.12